UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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EyePoint Pharmaceuticals, Inc.

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480 Pleasant Street

Watertown, MA 02472

United States

May 15, 2018

To Our Stockholders:

It is our pleasure to invite you to a very important special meeting of stockholders of EyePoint Pharmaceuticals, Inc. (the “Company”), which will be held on Friday, June 22, 2018, at 10:00 A.M. U.S. Eastern Daylight Time, at the Company’s Corporate Headquarters located at 480 Pleasant Street, Watertown, Massachusetts 02472.

Since we last communicated with you, we have achieved a significant corporate transformation and accomplished several substantial milestones. These milestones include the acquisition of Icon Bioscience, Inc. (“Icon”), a major component of transitioning our company from a research and development drug delivery company to a specialty biopharmaceutical ophthalmology company focused on commercializing our own products in the United States. These products include DEXYCU™, which we acquired in the Icon acquisition and which was approved by the U.S. Food and Drug Administration (“FDA”) in February 2018 for the treatment of postoperative inflammation following ocular surgery, and YUTIQ™, which has an FDA Prescription Drug User Fee Act approval date of November 5, 2018 for the treatment of posterior segment uveitis. We expect to launch DEXYCU and, if approved by the FDA, YUTIQ, in the first half of 2019. We believe that DEXYCU and YUTIQ address areas of high unmet medical need and could benefit patients with serious eye diseases. Further, we have changed the name of our company from pSivida Corp. to EyePoint Pharmaceuticals, Inc. in order to reflect this major change in our strategic direction and to better communicate our long-term commitment to eye care.

To propel the successful commercial launches of DEXYCU and, if approved, YUTIQ and to fund our future growth, we recently entered into an equity investment with EW Healthcare Partners, one of the largest and oldest growth equity firms making investments in companies focused on pharmaceuticals, medical devices, healthcare services and healthcare information technology. EW Healthcare Partners and a third party investor have committed to invest, upon stockholder approval, up to $60.5 million to significantly strengthen our balance sheet and commercial infrastructure, approximately $9.5 million of which has already been invested. In addition, SWK Holdings Corporation has agreed to provide the Company with up to $20 million in a term debt facility, $15 million of which has already been provided. I am confident these investments will benefit you, our stockholders, over the long term as we transition to a fully integrated and commercially focused specialty biopharmaceutical ophthalmology company and deliver a level of performance that will drive long-term value creation.

We have made significant progress, from filing the new drug application for YUTIQ earlier this year to accelerating our potential growth with the acquisition of an FDA-approved product, DEXYCU. My goal since joining the Company in September 2016 has always been to establish a leadership position in key areas of unmet medical need in ophthalmology. We are now well positioned to realize this goal.

We are working hard to ensure that the Company’s potential is fully realized and communicated to our current and future investors as we enter a transformative year for the Company. The Board of Directors and employees of EyePoint Pharmaceuticals remain deeply committed to creating long-term value for our stockholders, physicians, patients and other stakeholders.

On behalf of the EyePoint Pharmaceuticals team and our Board of Directors, we are grateful for the trust that you have placed in us to lead your company. We remain fully committed to serving patients who will benefit from our products, delivering strong revenue growth and improving operating results over the long term, thereby creating positive value for our stockholders. We will continue to work tirelessly to achieve our ambitious objectives and look forward to keeping you apprised of our progress.

For this purpose, all stockholders and holders of CHESS Depositary Interests (“CDIs”) are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, we urge you to submit your proxy card or CDI voting instruction form as soon as possible so that your shares (or shares underlying your CDIs) can be voted at the meeting in accordance with your instructions. For specific instructions on voting, please refer to the instructions on the proxy card or CDI voting instruction form.

We are delivering paper copies of our proxy materials to all our stockholders and CDI holders. In addition, the Notice of Special Meeting, proxy statement, proxy card and CDI voting instruction form, are available on the following websites: www.edocumentview.com/EYPT for street holders and www.envisionreports.com/EYPT for registered holders.

Whether or not you plan to attend the meeting, your vote is very important, and we encourage you to vote promptly. As a Delaware corporation and under our bylaws, a minimum of one-third of our outstanding shares of common stock (including shares underlying our outstanding CDIs) must be present in person or represented by proxy at the meeting for the meeting to be considered valid. You may vote your shares online, by telephone or by mailing a completed proxy card if you elect to receive the proxy materials by mail. Instructions regarding each method of voting are provided on the proxy card. CDI holders may vote the shares underlying the CDIs only by written instruction to the CDI depositary. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from them to vote your shares.

Yours sincerely,

Nancy Lurker

President and Chief Executive Officer

This letter to stockholders includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. You should be aware that our actual results could differ materially from those contained in the forward looking statements. Among the factors that could cause actual results to differ materially from those indicated in the forward-looking statements are risks and uncertainties inherent in our business including, without limitation: our ability to achieve profitable operations and access to needed capital; fluctuations in our operating results; successful commercialization of, and receipt of revenues from, ILUVIEN® for diabetic macular edema (“DME”), which depends on Alimera’s ability to continue as a going concern; Alimera’s ability to obtain additional marketing approvals and the effect of pricing and reimbursement decisions on sales of ILUVIEN; the number of clinical trials and data required for marketing application approval in the U.S. of YUTIQ™ for the treatment of non-infectious uveitis affecting the posterior segment of the eye; our ability to use data in promotion for YUTIQ,U.S. NDA approval which includes clinical trials outside the U.S.; our ability to successfully commercialize DEXYCU in the U.S.; our ability to obtain stockholder approval for portions of the EW Healthcare Partners and SWK investments; our ability to successfully build a commercial infrastructure and enter into commercial agreements for the launch of DEXYCU and YUTIQ, if approved; our ability to successfully commercialize Durasert three-year uveitis, if approved, in the U.S.; potential off-label sales of ILUVIEN for uveitis; consequences of fluocinolone acetonide side effects; the development of our next-generation Durasert shorter-duration treatment for posterior segment uveitis; potential declines in Retisert® royalties; efficacy and the future development of an implant to treat severe

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osteoarthritis; our ability to successfully develop product candidates, initiate and complete clinical trials and receive regulatory approvals; our ability to market and sell products; the success of current and future license agreements, including our agreement with Alimera; termination or breach of current license agreements, including our agreement with Alimera; our dependence on contract research organizations, vendors and investigators; effects of competition and other developments affecting sales of products; market acceptance of products; effects of guidelines, recommendations and studies; protection of intellectual property and avoiding intellectual property infringement; retention of key personnel; product liability; industry consolidation; compliance with environmental laws; manufacturing risks; risks and costs of international business operations; effects of the potential U.K. exit from the EU; legislative or regulatory changes; volatility of stock price; possible dilution; absence of dividends; and other factors described in our filings with the Securities and Exchange Commission. You should read and interpret any forward-looking statements in light of these risks. Should known or unknown risks materialize, or should underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated or projected in the forward-looking statements. You should bear this in mind as you consider any forward-looking statements. Our forward-looking statements speak only as of the dates on which they are made. We do not undertake any obligation to publicly update or revise our forward-looking statements even if experience or future changes makes it clear that any projected results expressed or implied in such statements will not be realized.

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NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 22, 2018

Dear Stockholders:

NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the “Special Meeting”) of EyePoint Pharmaceuticals, Inc. (the “Company”) will be held on Friday, June 22, 2018, at 10:00 A.M. U.S. Eastern Daylight Time, at the Company’s Corporate Headquarters located at 480 Pleasant Street, Watertown, Massachusetts 02472, for the following purposes:

1.	To approve, for purposes of Nasdaq Listing Rule 5635, the issuance of a maximum of 27,250,000 units (the “Units”), with each Unit consisting of (i) one share of the Company’s common stock, par value US$0.001 per share (the “Common Stock”) and (ii) one warrant to purchase one share of Common Stock, pursuant to that certain Second Securities Purchase Agreement, dated as of March 28, 2018, by and among the Company and certain accredited investors.

2.	To approve an amendment to the Company’s Certificate of Incorporation, as amended, to increase the number of authorized shares of Common Stock from 120,000,000 shares to 150,000,000 shares.

3.	To transact such other business as may properly come before the meeting or any adjournment or postponement of the Special Meeting.

The Company’s Board of Directors recommends that stockholders vote FOR Proposals 1 and 2.

Stockholders of record and holders of record of CHESS Depositary Interest (“CDIs”) at the close of business on May 10, 2018 (U.S. Eastern Daylight Time), the record date of the Special Meeting, are entitled to notice of, and to vote at, the Special Meeting and any adjournment or postponement of the meeting. A list of stockholders as of the record date will be available for stockholder inspection at the Special Meeting and at the Company’s executive offices during normal business hours from May 15, 2018 to the date of the Special Meeting. CDI holders may instruct CHESS Depositary Nominees Pty Limited, the record holder of the Common Stock underlying the CDIs, to vote on their behalf in accordance with the voting procedures set forth in the accompanying proxy statement and the CDI voting instruction form.

The accompanying proxy statement includes further details with respect to the proposals to be considered at the Special Meeting. This notice of Special Meeting and the accompanying proxy statement contain important information and should be read in their entirety. If you are in doubt as to how you should vote at the Special Meeting, you should seek advice from your legal counsel, accountant or other professional adviser prior to voting.

By Order of the Board of Directors

John D. Mercer

Secretary

May 15, 2018

Watertown, Massachusetts

ANNEX A:	Certificate of Amendment to the Certificate of Incorporation, as amended, of EyePoint Pharmaceuticals, Inc.

This Notice of a Special Meeting of Stockholders is being distributed and made available on or about May 15, 2018.

In this Proxy Statement, the words “EyePoint,” “the Company,” “we,” “our,” “ours,” “us” and similar terms refer to EyePoint Pharmaceuticals, Inc., unless the context indicates otherwise. The Company changed its name from pSivida Corp. to EyePoint Pharmaceuticals, Inc., effective as of March 29, 2018.

PROXY STATEMENT FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 22, 2018

Our Board of Directors (“Board”) is soliciting your proxy for use at a special meeting of stockholders (the “Special Meeting”), to be held on Friday, June 22, 2018, at 10:00 A.M. U.S. Eastern Daylight Time at our Corporate Headquarters located at 480 Pleasant Street, Watertown, Massachusetts 02472, or any adjournment or postponement thereof, for the purposes set forth in the accompanying notice.

The Notice of Special Meeting, this proxy statement and the accompanying proxy card or CDI voting instruction form are being mailed to our stockholders on or about May 15, 2018.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING TO BE HELD ON JUNE 22, 2018:

A complete set of proxy materials relating to the Special Meeting is available on the Internet. These materials, consisting of the notice of special meeting, this proxy statement, the proxy card and CDI voting instruction form, are available on the following websites: www.edocumentview.com/EYPT for street holders and www.envisionreports.com/EYPT for registered holders.

SOLICITATION AND VOTING

Voting Rights and Procedures

Only those stockholders of record and holders of record of CHESS Depositary Interests (“CDIs”) as of the close of business on May 10, 2018 (U.S. Eastern Daylight Time), the record date of the Special Meeting, will be entitled to vote at the Special Meeting and any adjournment or postponement thereof. Those persons holding CDIs are entitled to receive notice of and attend the Special Meeting and may instruct CHESS Depositary Nominees Pty Limited (“CDN”) to vote at the meeting by following the instructions on the CDI voting instruction form.

As of the record date, we had 54,029,917 shares of our common stock, par value US$0.001 per share (the “Common Stock”), outstanding, all of which are entitled to vote with respect to all matters to be acted upon at the Special Meeting (except to the extent of the voting exclusion for Proposal No. 1 described below). Each stockholder as of the close of business on the record date is entitled to one vote for each share of Common Stock held by such stockholder. Each CDI holder as of the close of business on the record date is entitled to direct CDN, the record holder of the Common Stock underlying our CDIs, to vote one share for every CDI held by such holder.

Broker Non-Votes

If you are a beneficial owner of shares held by a broker, bank, trust or other nominee and you do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Broker non-votes occur on a matter when the broker is not permitted under applicable stock exchange rules to vote on that matter without instructions from the beneficial owner of the shares and the beneficial owner does not give instructions. These matters are referred to as “non-routine” matters.

At the Special Meeting, Proposal No. 1 is considered a “non-routine” matter. Proposal No. 2 is considered a “routine” matter. Therefore, if you are a beneficial owner of shares held in street name and you do not provide voting instructions, your shares will not be voted on Proposal No. 1 and a broker non-vote will occur with respect to your shares on this matter. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered voting power present with respect to that proposal. Thus, broker non-votes will not affect the outcome of Proposal No. 1, assuming that a quorum is obtained. Because Proposal No. 2 is a “routine” matter, a broker, bank, trustee or other nominee will be permitted to exercise its discretion on this proposal, which means there will be no broker non-votes on this matter.

Quorum

A “quorum” is necessary to conduct business at the Special Meeting. One-third of the outstanding shares of our Common Stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Abstentions and broker non-votes will be counted as present for purposes of determining a quorum at the Special Meeting. If a quorum is not present, the Special Meeting will be adjourned until a quorum is obtained.

Voting Requirements

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Proposal No. 1: Approve, for purposes of Nasdaq Listing Rule 5635, the issuance of a maximum of 27,250,000 units (the “Units”), with each Unit consisting of (i) one share of Common Stock and (ii) one warrant to purchase one share of Common Stock, pursuant to that certain Second Securities Purchase Agreement, dated as of March 28, 2018, by and among us and certain accredited investors. Votes may be cast: FOR, AGAINST or ABSTAIN. The approval of this Proposal No. 1 requires the affirmative vote of a majority of the votes properly cast on the matter. Broker non-votes and abstentions will have no effect on the outcome of this proposal.

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Proposal No. 2: Approve an amendment to our Certificate of Incorporation, as amended, to increase the number of authorized shares of Common Stock from 120,000,000 shares to 150,000,000 shares. Votes may be cast: FOR, AGAINST or ABSTAIN. The approval of this Proposal No. 2 requires the affirmative vote of the holders of a majority of our voting power entitled to vote on the matter. Broker non-votes will have no effect on the outcome of this proposal, and abstentions will have the effect of an AGAINST vote on this proposal.

Proxy Solicitation

We will bear the cost of preparing, assembling, printing, mailing, and distributing these proxy materials. If you choose to vote over the Internet, you are responsible for Internet access charges you may incur. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. We have also engaged The Proxy Advisory Group, LLC to assist in the solicitation of proxies and provide related advice and informational support for a services fee, plus customary disbursements expense, which are not expected to exceed $30,000 in total. In addition to soliciting stockholders through our employees, we will request banks, brokers and other intermediaries holding shares of our Common Stock beneficially owned by others to solicit the beneficial owners and will reimburse them for their reasonable expenses in doing so.

VOTING INSTRUCTIONS

Voting Process for Stockholders

All shares of our Common Stock represented by a properly executed proxy received before the time indicated on the proxy will, unless the proxy is revoked, be voted in accordance with the instructions indicated on the proxy. If no instructions are indicated on the proxy, the shares will be voted as the proxy holder nominated on the proxy card determines, or, if no person is nominated, the shares will be voted “FOR” Proposal No. 1 and Proposal No. 2. The persons named as proxies will vote on any other matters properly presented at the Special Meeting in accordance with their best judgment.

Shares held directly in your name as the stockholder of record may be voted in person at the Special Meeting. If you choose to vote in person, please bring proof of identification. Even if you plan to attend the Special Meeting, we recommend that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the Special Meeting. Shares held in street name through a brokerage account or by a bank or other nominee may be voted in person by you if you obtain a valid proxy from the record holder giving you the right to vote the shares. CDI holders may attend the meeting, but cannot vote in person at the meeting.

Stockholders may vote their shares by proxy in any of the following three ways:

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By Internet: You may vote by Internet 24 hours a day through 1:00 a.m., June 22, 2018 (U.S. Eastern Daylight Time) by following the instructions that are included on your enclosed proxy card. If you vote by Internet, you do not need to return your proxy card.

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By Telephone: You may vote by telephone 24 hours a day through 1:00 a.m., June 22, 2018 (U.S. Eastern Daylight Time) by following the instructions that are included on your enclosed proxy card. If you vote by telephone, you do not need to return your proxy card.

•	By Mail: You may vote by signing and returning the enclosed proxy card as indicated.

You may revoke your proxy at any time before it is voted by properly executing and delivering a later-dated proxy card, by later voting by Internet or telephone, by delivering a written revocation to our Secretary or by attending the Special Meeting, requesting a return of your proxy and voting in person.

Although we encourage stockholders to vote by Internet, telephone or mail, whether or not they attend the Special Meeting, stockholders also may vote by attending, and voting in person at, the Special Meeting.

Voting Process for CDI Holders

CDI holders may vote the shares underlying their CDIs only by their written instructions to CDN. CDI holders should complete, sign and return the CDI Voting Instruction Form.

Computershare will collect and process voting instructions from CDI holders. Computershare must receive the CDI Voting Instruction Form, completed and returned in accordance with the instructions provided on the form, by no later than 1:00 p.m. June 20, 2018 (AWST).

A CDI holder may revoke a CDI Voting Instruction Form by delivering to Computershare, no later than 1:00 p.m. June 20, 2018 (AWST), a new CDI Voting Instruction Form or a written notice of revocation, in either case bearing a later date than the CDI Voting Instruction Form previously sent.

CDI holders may attend the Special Meeting, but cannot vote in person at the Special Meeting.

PROPOSAL 1:

APPROVAL, FOR PURPOSES OF NASDAQ LISTING RULE 5635, OF THE ISSUANCE OF A MAXIMUM OF 27,250,000 UNITS, WITH EACH UNIT CONSISTING OF (I) ONE SHARE OF COMMON STOCK AND (II) ONE WARRANT TO PURCHASE ONE SHARE OF COMMON STOCK, PURSUANT TO THAT CERTAIN SECOND SECURITIES PURCHASE AGREEMENT, DATED AS OF MARCH 28, 2018, BY AND AMONG US AND CERTAIN ACCREDITED INVESTORS.

Our Board believes that it is in the best interest of our company and our stockholders to approve the issuance of a maximum of 27,250,000 Units, with each Unit consisting of (a) one share of our Common Stock and (b) one warrant to purchase one share of our Common Stock pursuant to that certain Second Securities Purchase Agreement, dated as of March 28, 2018, by and among us and EW Healthcare Partners, L.P., EW Healthcare Partners-A, L.P., Mark J Foley and Dana Foley Trustees of the Foley Family Trust U/A DTD 4/10/02, Rosalind Master Fund L.P. and certain other accredited investors that may become party thereto (the “Second Securities Purchase Agreement”).

As previously disclosed, we continue to devote substantial resources to our commercialization efforts, as well as product development and clinical trials. Our ability to successfully implement our business plans and ultimately generate value for our stockholders is dependent, in part, on our ability to maximize capital raising opportunities. Stockholder approval of this Proposal No. 1 will allow us to close the Second Tranche Transaction (as defined below), which will afford us access to additional capital that will supplement our efforts to execute our business plan and successfully commercialize DEXYCU™ (the “Lead Product”) and, if approved by the FDA, YUTIQ™. The Lead Product, which we acquired in our acquisition of Icon Bioscience, Inc. (“Icon”), was approved by the U.S. Food and Drug Administration (“FDA”) on February 9, 2018 for the treatment of postoperative inflammation via intraocular administration. We are also seeking FDA approval of YUTIQ™ for the treatment of posterior segment uveitis. We are expecting a decision from the FDA on our new drug application for YUTIQ in November 2018.

Background

Acquisition of Icon Bioscience, Inc.

On March 28, 2018, we and our wholly-owned subsidiary, Oculus Merger Sub, Inc. (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Icon and the other signatories thereto, pursuant to which we acquired Icon through a reverse triangular merger (the “Icon Acquisition”). The Icon Acquisition was consummated on March 28, 2018.

Pursuant to the Merger Agreement, we paid the former Icon securityholders a $15.0 million cash payment upon the closing of the Icon Acquisition and are obligated to pay certain post-closing contingent cash payments upon the achievement of specified milestones based upon certain net sales and partnering revenue standards, in each case subject to the terms and conditions set forth in the Merger Agreement. These include but are not limited to (i) a one-time cash payment of $15.0 million payable upon the first commercial sale of the Lead Product in the United States, (ii) sales milestone payments totaling up to $95.0 million upon the achievement of certain sales thresholds and subject to certain Centers for Medicare & Medicaid Services reimbursement conditions set forth in the Merger Agreement, (iii) quarterly earn-out payments equal to 12% on net sales of the Lead Product, which earn-out payments will increase to 16% of net sales of the Lead Product beginning in the calendar quarter for a given year to the extent aggregate annual consideration of the Lead Product exceeds $200.0 million in such year, (iv) quarterly earn-out payments equal to 20% of partnering revenue received by us for the Lead Product outside of the United States, and (v) single-digit percentage quarterly earn-out payments with respect to net sales and/or partnering income, if any, resulting from future clinical development, regulatory approval and commercialization of any other product candidates we acquired in the Icon Acquisition.

Acquisition Financing

On March 28, 2018, concurrently with the closing of the Icon Acquisition, we entered into (i) a Securities Purchase Agreement (the “First Tranche Securities Purchase Agreement”) with EW Healthcare Partners, L.P. and EW Healthcare Partners-A, L.P. (collectively, the “First Tranche Investors”), pursuant to which we offered and sold to such investors an aggregate of 8,606,324 shares of our Common Stock at a purchase price of $1.10 per share (the “First Tranche Purchase Price”), which was the consolidated closing bid price of our Common Stock on Nasdaq Global Market (“Nasdaq”) immediately preceding the execution of the First Tranche Securities Purchase Agreement (the “First Tranche Transaction”) and (ii) the Second Securities Purchase Agreement with the First Tranche Investors and certain other accredited investors signatory thereto (collectively, the “Second Tranche Investors”), pursuant to which we agreed to offer and sell, subject to the approval of our stockholders, an aggregate of up to approximately $25.5 million of Units, with each Unit consisting of (a) one share of our Common Stock (the “Second Tranche Common Shares”) and (b) one warrant to purchase a share of Common Stock (the “Second Tranche Transaction,” and together with the First Tranche Transaction, the “Equity Transactions”). Pursuant to the terms of the Second Securities Purchase Agreement, we are required to close the Second Tranche Transaction no later than the third business day following stockholder approval of this Proposal No. 1.

Upon stockholder approval of this Proposal No. 1, the purchase price for each Unit in the Second Tranche Transaction will be an amount equal to the lower of (a) $1.265 (which is a 15% premium to the First Tranche Purchase Price) and (b) a 20% discount to the volume weighted average price of our shares of Common Stock on Nasdaq for the 20 trading days immediately prior to the closing of the Second Tranche Transaction; provided, however, that the purchase price cannot be lower than $0.88, which is a 20% discount to the First Tranche Purchase Price.

The warrants to be issued in the Second Tranche Transaction (each a “Second Tranche Warrant,” and collectively, the “Second Tranche Warrants”) will be exercisable only during the period beginning on the date of the closing of the Second Tranche Transaction and ending on the close of business on the 15th business day following the date on which the holders of the Second Tranche Warrants receive written notice from us that CMS has announced that a new C-Code has been established for the Lead Product and will be effective at the start of the first calendar quarter after such notice. The exercise price of each Second Tranche Warrant to be issued in the Second Tranche Transaction will be an amount equal to the lower of (a) $1.43 (a 30% premium to the First Tranche Purchase Price) and (b) a 20% discount to the volume weighted average price of our shares of Common Stock on Nasdaq for the 20 trading days immediately prior to the exercise of a Second Tranche Warrant; provided, however, that the exercise price cannot be lower than $0.88, which is a 20% discount to the First Tranche Purchase Price.

The Second Tranche Warrants are subject to customary pro rata anti-dilution provisions in the event of stock splits, stock dividends, stock combinations or similar events affecting our Common Stock. In the event of our acquisition or certain other fundamental corporate changes, as set forth in the Second Tranche Warrants, the holders can elect to exercise their Second Tranche Warrants or to receive an amount of cash under a Black-Scholes calculation of the value of such Second Tranche Warrants (as set forth in the Second Tranche Warrant). We will not receive any proceeds from the issuance of the Second Tranche Warrants if the holders do not exercise the Second Tranche Warrants.

We intend to use the funds raised from the sale of our securities under the Second Securities Purchase Agreement for working capital purposes and to fund the launch of the Lead Product, which is indicated for the treatment of postoperative inflammation via intraocular administration, and, if approved by the FDA, YUTIQ for the treatment of posterior segment uveitis, which has a PDUFA date of November 5, 2018.

In the event that we do not receive stockholder approval at the Special Meeting or any other special meeting of stockholders prior to the termination of the Second Securities Purchase Agreement, the Second Tranche

Investors will have no obligation to purchase any shares of our common stock under the Second Securities Purchase Agreement.

In connection with the First Tranche Transaction, we entered into a Registration Rights Agreement with the First Tranche Investors (the “First Tranche Registration Rights Agreement”), effective as of the closing of the First Tranche Transaction. Pursuant to the First Tranche Registration Rights Agreement, the First Tranche Investors may require us to register their shares of Common Stock for resale on a registration statement filed with the Securities and Exchange Commission (“SEC”) and such investors have the right to “piggyback” on certain of our registrations. The registration rights will terminate with respect to each First Tranche Investor on the date on which such investor ceases to beneficially own shares of Common Stock or can sell all of its registrable shares without limitation pursuant to Rule 144 of the Securities Act. As of the date of this proxy statement, the First Tranche Investors have not exercised their registration rights under the First Tranche Registration Rights Agreement.

Upon stockholder approval of this Proposal No. 1, we will enter into a Second Registration Rights Agreement with the Second Tranche Investors (the “Second Tranche Registration Rights Agreement” and together with the First Tranche Registration Rights Agreement, the “Registration Rights Agreements”), effective as of the closing of the Second Tranche Transaction. The Second Tranche Registration Rights Agreement will be substantially similar to the First Tranche Registration Rights Agreement, except that we will be required, within 30 days of the closing of the Second Tranche Transaction, to file a registration statement with the SEC registering for resale the securities issued to the Second Tranche Investors in the Second Tranche Transaction and the First Tranche Transaction (to the extent that the securities acquired in the First Tranche Transaction have not already been registered pursuant to the First Tranche Registration Rights Agreement).

Pursuant to the terms of the First Tranche Securities Purchase Agreement, the First Tranche Investors have the right, subject to certain conditions set forth in the First Tranche Securities Purchase Agreement, to designate one individual for nomination to our Board. Ronald W. Eastman was appointed to our Board effective as of March 28, 2018 pursuant to such designation rights under the First Tranche Securities Purchase Agreement. In addition, subject to certain conditions, in the event the First Tranche Investors purchase at least 50% of the Units issued upon stockholder approval of this Proposal No. 1, the First Tranche Investors will be entitled to designate for nomination one additional director to serve as a member of our Board.

The foregoing description of the Equity Transactions and the First Tranche Securities Purchase Agreement, the Second Securities Purchase Agreement, the Registration Rights Agreements, the Second Tranche Warrants, the Merger Agreement and the Icon Acquisition does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the First Tranche Securities Purchase Agreement, the Second Securities Purchase Agreement, the Registration Rights Agreements, the Second Tranche Warrants and the Merger Agreement. The First Tranche Securities Purchase Agreement, the Second Securities Purchase Agreement, the First Tranche Registration Rights Agreement and the Merger Agreement are filed as Exhibits 10.1, 10.2, 10.3 and 10.5, respectively, to the Current Report on Form 8-K we filed with the SEC on March 29, 2018.

Reasons for Seeking Stockholder Approval

Our Common Stock is listed on Nasdaq and therefore we are subject to the Nasdaq Listing Rules governing listing requirements and corporate governance. The transactions described in the Second Securities Purchase Agreement involve the issuance or potential issuance of our securities in transactions and/or amounts that trigger certain requirements for stockholder approval under the Nasdaq Listing Rules as described below.

•

The Nasdaq Acquisition Rule. Nasdaq Listing Rule 5635(a) requires stockholder approval prior to the issuance of securities in connection with the acquisition of another company if such securities are not issued in a public offering and (1) have, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of common stock (or securities convertible into or exercisable for common stock); or (2) the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the stock or securities.

•

The Nasdaq “Change in Control” Rule. Nasdaq Listing Rule 5635(b) requires stockholder approval when any issuance or potential issuance will result in a “change of control” of the issuer (which may be deemed to occur if after a transaction a single investor or affiliated investor group acquires, or has the right to acquire, as little as 20% of the common stock (or securities convertible into or exercisable for common stock) or voting power of an issuer and such ownership would be the largest ownership position of the issuer). Stockholders should note that a “change of control” as described under Rule 5635(b) applies only with respect to the application of such rule, and does not constitute a “change of control” for purposes of Delaware law, our organizational documents, or any other purpose.

•

The NASDAQ 20% Rule. Nasdaq Listing Rule 5635(d) requires stockholder approval prior to the issuance of securities in connection with a transaction other than a public offering involving: (1) the sale, issuance or potential issuance by the company of common stock (or securities convertible into or exercisable for common stock) at a price less than the greater of book or market value of the common stock, which, together with sales by officers, directors or substantial stockholders of the company, equals 20% or more of common stock or 20% or more of the voting power outstanding before the issuance; or (2) the sale, issuance or potential issuance by the company of common stock (or securities convertible into or exercisable common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the common stock.

Stockholder approval of this Proposal No. 1 will constitute stockholder approval for purposes of Nasdaq Listing Rule 5635(a), (b) and (d) and any other Nasdaq Listing Rule that would prevent the issuance of the Units, including the Second Tranche Common Shares and the Second Tranche Warrants (including the shares of our Common Stock underlying the Second Tranche Warrants and any subsequent adjustments to the number of shares issuable upon exercise of the Second Tranche Warrants pursuant to the terms of the Second Tranche Warrants).

Potential Adverse Effects on Existing Stockholders of the Proposal

If this Proposal No. 1 is approved, existing stockholders will suffer additional dilution in voting rights and in ownership interests upon the issuance of the Units, including the Second Tranche Common Shares and the shares of Common Stock issued upon the exercise, if any, of the Second Tranche Warrants. The maximum number of each of Second Tranche Common Shares and Second Tranche Warrant shares that may be issued at the closing of the Second Tranche Transaction, assuming a per Unit price of $0.88 (which represents the lowest per Unit sale price permitted under the terms of the Second Securities Purchase Agreement), is 27,250,000. It is possible, depending on the per sale Unit price of the Second Tranche Transaction, that (i) the number of shares of Second Tranche Common Shares we will issue on the closing of the Second Tranche will be fewer than 27,250,000 shares and (ii) the Second Tranche Warrants we issue on the closing of the Second Tranche will be exercisable for fewer than 27,250,000 shares of our Common Stock.

The sale into the public market of the Second Tranche Common Shares and the shares of our Common Stock underlying the Second Tranche Warrants (if exercised), also could materially and adversely affect the market price of our Common Stock.

In addition, upon stockholder approval of this Proposal No. 1 and assuming a $0.88 per Unit sale price at the closing of the Second Tranche Transaction (and disregarding any potential future allocation by the First Tranche Investors of the Units it has committed to purchase pursuant to the Second Securities Purchase Agreement to other investors), entities affiliated with Essex Woodlands (“EW Healthcare”) will beneficially own approximately 39.0% of our Common Stock, which will increase to approximately 50.0% of our Common Stock if the Second Tranche Warrants are exercised in full. Upon the closing of the Second Tranche Transaction, EW Healthcare will have the ability to significantly influence the outcome of matters submitted to our stockholders for approval, including the election and removal of directors and any merger, consolidation or sale of all or substantially all of our assets. In addition, this concentration of voting power in EW Healthcare may: (i) delay, defer or prevent a change in control; (ii) entrench our management and Board; or (iii) delay or prevent a merger, consolidation, takeover or other business combination involving us on terms that other stockholders may desire. The acquisition of Second Tranche Common Shares and the Second Tranche Warrants by EW Healthcare upon the closing of the Second Tranche Transaction or upon the exercise of the Second Tranche Warrants in full does not trigger any contractual change of control rights or obligations under any agreement in which the Company or any of its subsidiaries are a party.

Until such time as stockholder approval has been obtained as described by this Proposal No. 1, we will not issue any of the Units, including any Second Tranche Common Shares or Second Tranche Warrants, and we will not be able to close the Second Tranche Transaction. In addition, if our stockholders do not approve this Proposal No. 1, we will be required, upon the written request of certain of the signatories to the Second Securities Purchase Agreement, to use our best efforts to call another meeting of stockholders within six (6) months of this Special Meeting for purposes of approving the issuance of the Units, including the Second Tranche Common Shares and the Second Tranche Warrants (including the shares of our Common Stock underlying the Second Tranche Warrants). In the event that we do not consummate the closing under the Second Securities Purchase Agreement by December 31, 2018, the agreement can be terminated.

Interests of Certain Persons in this Proposal

Ronald W. Eastman, a member of our Board and a Manager of Essex Woodlands IX, LLC (“EW GP General Partner”), which is the general partner of Essex Woodlands Fund IX-GP, L.P. (“EW GP”), which is the general partner of each EW Healthcare entity, has an interest in this Proposal No. 1. As of the date of this definitive proxy statement, EW Healthcare beneficially owns 8,606,324 shares of our Common Stock. Upon stockholder approval of this Proposal No. 1 and assuming a $0.88 per Unit sale price at the closing of the Second Tranche Transaction (and disregarding any potential future allocation by the First Tranche Investors of the Units it has committed to purchase pursuant to the Second Securities Purchase Agreement to other investors) EW Healthcare will beneficially own approximately 39.0% of our Common Stock, which will increase to approximately 50.0% of our Common Stock if the Second Tranche Warrants are exercised in full.

In addition, the brother of James Barry, a member of our Board, is also a manager of EW GP General Partner, which is the general partner of EW GP, which is the general partner of each EW Healthcare entity. The brother of Mr. Barry was not involved in the First Tranche Transaction or the Second Tranche Transaction nor will he be receiving any direct financial benefit from the First Tranche Transaction or the Second Tranche Transaction.

Except as described above, no person who has served as an officer or director of the Company since the beginning of our last fiscal year, and no associate of such a person, has any substantial interest in this proposal, other than (i) as a result of his or her role as an officer or director or (ii) in his or her role as a stockholder in proportion to his or her percentage shareholding.

Voting Exclusion

We will disregard any votes cast on Proposal No. 1 by the First Tranche Investors and Second Tranche Investors.

Our Board recommends that you vote FOR Proposal No. 1, for purposes of Nasdaq Listing Rule 5635, of the issuance of a maximum of 27,250,000 Units, with each Unit consisting of (i) one share of Common Stock and (ii) one warrant to purchase one share of Common Stock, pursuant to that certain Second Securities Purchase Agreement.

PROPOSAL 2:

APPROVAL OF AMENDMENT TO THE

CERTIFICATE OF INCORPORATION

Our Certificate of Incorporation, as amended (the “Certificate of Incorporation”) currently authorizes the issuance of up to 120,000,000 shares of Common Stock. On April 12, 2018, our Board unanimously adopted a resolution setting forth an amendment to Article 4 of the Certificate of Incorporation, subject to stockholder approval, to increase the number of shares of Common Stock that are authorized for issuance by 30,000,000 shares (the “Amendment”), bringing the total number of shares of Common Stock authorized for issuance to 150,000,000. No change will be made to the other provisions of the Certificate of Incorporation. The additional authorized shares of Common Stock, if and when issued, will have the same rights and privileges as the shares of Common Stock previously authorized.

As of May 10, 2018, there were:

•	120,000,000 shares of Common Stock authorized, of which 54,029,917 shares were issued and outstanding and 5,000,000 shares of preferred stock authorized, of which none were issued or outstanding;

•	6,050,155 shares of our Common Stock issuable on exercise of options outstanding as of that date, which had a weighted exercise price of US$3.18 per share at that date;

•	3,360,361 shares of our Common Stock that have been reserved for issuance in connection with future grants under the 2016 Long Term Equity Incentive Plan;

•	629,116 shares of our Common Stock issuable on the vesting of restricted stock units outstanding as of that date;

•	741,668 shares of our Common Stock issuable on the vesting of performance stock units outstanding as of that date;

•	67,500 shares of our Common Stock issuable on the vesting of deferred stock units outstanding as of that date; and

•	409,091 shares of our Common Stock issuable on exercise of warrants outstanding as of that date, which had a weighted average exercise price of US$1.10 per share at that date.

If the stockholders approval Proposal No. 1, we will issue a maximum of 27,250,000 Units, with each Unit consisting of (i) one share of Common Stock and (ii) one warrant to purchase one share of Common Stock, for an aggregate of up to 54,500,000 shares of our Common Stock.

The full text of the Amendment is attached hereto as Annex A (the “Certificate of Amendment”). If the stockholders approve Proposal No. 2, the Certificate of Amendment will be filed with the Secretary of State of the State of Delaware (“DESOS”) and the amendment to the Certificate of Incorporation as described above will be effective upon the acceptance for record of the Certificate of Amendment by the DESOS.

The additional shares of Common Stock authorized by the proposed Amendment can be issued at the direction of our Board from time to time for any proper corporate purpose, including, without limitation, acquiring other businesses, raising additional capital for use in our business, a split of or dividend on then outstanding shares of capital stock or in connection with any employee stock plan or program. The holders of shares of Common Stock do not presently have preemptive rights to subscribe for any of our securities and holders of Common Stock will not have any such rights to subscribe for the additional Common Stock proposed to be authorized.

Our Board believes that an increase in the number of authorized shares of Common Stock is prudent because it will provide us flexibility in issuing additional shares of Common Stock determined by our Board to be advisable or necessary, without the expense and delay of soliciting stockholder approval or holding a special meeting of stockholders. Our Board believes that having the additional shares authorized and available for issuance will in the future permit greater flexibility in considering actions that may be desirable or necessary to accommodate our business plan and that involves the issuance of our Common Stock. These actions may include, among other things, capital raising, acquisitions and other strategic transactions. In addition, our Board believes it is appropriate to continue to have authorized capital stock available to issue such additional shares of Common Stock for general corporate purposes, including stock dividends or distributions, and equity awards or warrants.

The proposed increase in the number of authorized shares of Common Stock could have a number of effects on our stockholders depending upon the exact nature and circumstances of any actual issuances of authorized shares. The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of us more difficult. For example, additional shares could be issued by us so as to dilute the stock ownership or voting rights of persons seeking to obtain control of us. Similarly, the issuance of additional shares to certain persons allied with our management could have the effect of making it more difficult to remove our current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The subsequent issuance of additional shares of Common Stock could result in dilution of net income per share and book value per share and the dilution of the voting rights of the holders of Common Stock. Our Board is not aware of any attempt, or contemplated attempt, to acquire control of us, and the proposed Amendment is not being presented with the intent that it be utilized as a type of anti-takeover device.

There are currently no definitive plans, arrangements, commitments or understandings for the issuance of the additional shares of Common Stock which are to be authorized.

Except for shares of Common Stock reserved for issuance (i) upon exercise of outstanding stock options and outstanding warrants, (ii) under our 2016 Long Term Equity Incentive Plan, (iii) upon vesting of outstanding restricted, performance and deferred stock units and (iv) upon stockholder approval of Proposal No. 1 and the closing of the Second Tranche Transaction, our Board has no current plans to issue additional shares of Common Stock. However, our Board believes that the benefits of providing it with the flexibility to issue shares of Common Stock without delay for any proper business purpose outweigh the possible disadvantages of potential dilution of our outstanding Common Stock and discouragement of unsolicited business combination proposals, and that it is prudent and in the best interests of our stockholders to provide the advantage of greater flexibility which will result from the proposed Amendment.

Our Board recommends that you vote FOR Proposal No. 2, the approval of the amendment to our Certificate of Incorporation.

STOCK OWNERSHIP: STOCK OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND PRINCIPAL STOCKHOLDERS

Beneficial Ownership

At the close of business on May 10, 2018, there were 54,029,917 shares of our Common Stock issued and outstanding and entitled to vote. On May 10, 2018, the closing price of our Common Stock as reported on Nasdaq was US$2.00 per share. The tables below set forth information regarding beneficial ownership of our shares of Common Stock as of May 10, 2018 by (1) any person or entity who, to our knowledge, beneficially owns 5% or more of our shares of Common Stock based on filings with the SEC, (2) our directors and named executive officers and (3) our current executive officers and directors as a group. Unless otherwise indicated, the address for each of the beneficial owners listed below is: c/o EyePoint Pharmaceuticals, Inc., 480 Pleasant Street, Watertown, MA 02472, United States.

Beneficial Owner	Aggregate Number of Shares Beneficially Owned(1)	Percent of Shares Beneficially Owned
5% or Greater Beneficial Owner:
EW Healthcare(2) 21 Waterway Avenue, Suite 225 The Woodlands, Texas 77380	8,606,324	15.93%
Directors and Executive Officers:
David J. Mazzo	472,500	*
Nancy Lurker	408,366	*
Michael Rogers	342,500	*
Douglas Godshall	192,500	*
James Barry(3)	112,500	*
Jay Duker	45,833	*
Ronald W. Eastman(2)	8,606,324	15.93%
Kristine Peterson	13,333	*
Dario Paggiarino	91,666	*
Deb Jorn(4)	75,000	*
Leonard Ross	258,632	*
Paul Ashton(5)	26,781	*
Lori Freedman(6)	626,148	1.15%
All current directors and executive officers as a group (10 persons)	10,544,154	18.91%

* Represents holdings of less than 1% of our outstanding Common Stock

(1)	Reflects sole voting and investment power, except as indicated below. Includes shares of Common Stock that each of the following persons had the right to acquire on May 10, 2018 or within sixty (60) days thereafter through the exercise of stock options: Dr. Mazzo (352,000), Ms. Lurker (332,500), Mr. Rogers (342,500), Mr. Godshall (192,500), Dr. Barry (112,500), Dr. Duker (45,833), Ms. Peterson (13,333), Dr. Paggiarino (87,500), Ms. Jorn (75,000) Mr. Ross (253,632) and Ms. Freedman (529,725).

(2)

Based on a Schedule 13D filed jointly by EW Healthcare Partners L.P., a Delaware limited partnership (“EWHP”), EW Healthcare Partners-A L.P., a Delaware limited partnership (“EWHP-A”), Essex Woodlands Fund IX-GP, L.P., a Delaware limited partnership ( “Essex IX Fund GP”), Essex Woodlands IX, LLC, a Delaware limited liability company (“Essex IX General Partner”), Martin P. Sutter, an individual, R. Scott Barry, an individual, Ronald Eastman, an individual, Petri Vainio, an individual and Steve Wiggins, an individual (each a “Manager”, collectively, the “Managers”). Essex IX Fund GP is the general partner of each of EWHP and EWHP-A, and Essex IX General Partner is the general partner of Essex IX Fund GP. The Managers are each managers of Essex IX General Partner.

According to the Schedule 13D, EWHP holds 8,273,461 shares of Common Stock and has sole voting and dispositive power as to 8,273,461 shares of Common Stock. EWHP-A holds 332,863 shares of Common Stock and has sole voting and dispositive power as to 332,863 shares of Common Stock. Each of Essex IX Fund GP and Essex IX General Partner may be deemed to have sole voting and dispositive power with respect to 8,606,324 shares of Common Stock. Each of the Managers may be deemed to have shared voting and dispositive power with respect to 8,606,324 shares of Common Stock. Each of Essex IX Fund GP, Essex IX General Partner and the Managers, including Mr. Eastman, disclaims beneficial ownership of the shares held by EWHP and EWHP-A, except to the extent of any pecuniary interests therein.

(3)	Mr. Barry resigned as a member of our Board effective as of May 7, 2018.

(4)	Ms. Jorn resigned as our Executive Vice President, Corporate & Commercial Development on March 16, 2018.

(5)	Dr. Ashton resigned as our President and Chief Executive Officer and as a member of our Board on September 14, 2016. Includes 16,781 held by the trustee of the Dr. Ashton Children’s Irrevocable Trust, as to which Dr. Ashton disclaimed beneficial ownership.

(6)	On December 12, 2016, we eliminated the position of Vice President of Corporate Affairs and General Counsel. Accordingly, effective as of December 26, 2016, Lori Freedman was no longer employed as our Vice President of Corporate Affairs, General Counsel and Company Secretary. As of June 18, 2014, which is the last date on which Ms. Freedman filed a Form 4 with the SEC with respect to shares of Common Stock, Ms. Freedman held 96,423 shares of Common Stock.

INFORMATION ABOUT STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

Stockholder proposals for inclusion in our proxy statement: To be eligible for inclusion in our proxy statement and form of proxy relating to our 2018 Annual Meeting of Stockholders (the “2018 Annual Meeting”), stockholder proposals must be submitted pursuant to Securities Exchange Act Rule 14a-8 and received at our principal executive offices no later than July 18, 2017, which is 120 calendar days before November 15, 2018—the anniversary of the date our proxy statement was released to stockholders in connection with the 2017 Annual Meeting of Stockholders (the “2017 Annual Meeting”). If the date of the 2018 Annual Meeting date is changed by more than 30 days from December 15, 2018, the anniversary date of the 2017 Annual Meeting, then the deadline is a reasonable time before we begin to print and mail proxy materials.

Other stockholder proposals: A nomination of one or more persons for election as a director or any other stockholder proposal not included in our proxy statement for the 2018 Annual Meeting will be ineligible for presentation at the meeting unless the stockholder gives timely notice of the proposal in writing to our Secretary at our principal executive offices and otherwise complies with the provisions of our By-Laws. To be timely, our By-Laws provide that we must have received the stockholder’s notice: (i) not less than 60 days in advance of the meeting if the meeting is to be held on a day which is within 30 days preceding the anniversary of the 2017 Annual Meeting, (ii) not less than 90 days in advance of the meeting if the meeting is to be held on or after the anniversary of the 2017 Annual Meeting, and (iii) in any other cases, not more than 15 days following the date on which notice or public disclosure (as defined in our By-Laws) of the date of the 2018 Annual Meeting is made.

We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with the foregoing requirements and with the SEC regulations regarding stockholder proposals.

Other Business

At the time of mailing this proxy statement, we do not know of any other matter that properly may come before the Special Meeting, and do not intend to present any other matter. However, if any other matters properly come before the meeting or any adjournment, the persons named as proxies will be able to vote on those matters in accordance with their own judgment.

If there are insufficient votes to approve the proposals, your proxy may be voted by the persons named in the proxy to adjourn the Special Meeting in order to solicit additional proxies in favor of the approval of such proposals. If the Special Meeting is adjourned or postponed for any purpose, at any subsequent reconvening of the meeting your proxy will be voted in the same manner as it would have been voted at the original convening of the Special Meeting unless you withdraw or revoke your proxy. Your proxy may be voted in this manner even though it may have been voted on the same or any other matter at a previous session of the Special Meeting.

ANNEX A

CERTIFICATE OF AMENDMENT OF THE

CERTIFICATE OF INCORPORATION

OF

EyePoint Pharmaceuticals, Inc.

EyePoint Pharmaceuticals, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), for the purpose of amending its Certificate of Incorporation, as amended (the “Certificate of Incorporation”), in accordance with the DGCL, does hereby make and execute this Certificate of Amendment to the Certificate of Incorporation, and does hereby certify that:

1. The Board of Directors of the Corporation (the “Board”), acting in accordance with the provisions of Sections 141 and 242 of the DGCL, adopted resolutions amending its Certificate of Incorporation, so that effective upon the effective time of this Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware, Article 4 of the Certificate of Incorporation is hereby amended by striking out Article 4 thereof and by substituting in lieu of said Article the following new Article 4:

“4. The corporation shall have two classes of stock, Common Stock, US$.001 par value per share, and Preferred Stock, US$.001 par value per share. The total number of shares that the corporation shall have authority to issue is 150,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock. Subject to the limitations prescribed by law and the provisions of this certificate of incorporation, the board of directors of the corporation is authorized to issue the Preferred Stock from time to time in one or more series, each of such series to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and such qualifications, limitations or restrictions thereof, as shall be determined by the board of directors in a resolution or resolutions providing for the issue of such Preferred Stock. Subject to the powers, preferences and rights of any Preferred Stock, including any series thereof, having any preference or priority over, or rights superior to, the Common Stock and except as otherwise provided by law, the holders of the Common Stock shall have and possess all powers and voting and other rights pertaining to the stock of this corporation and each share of Common Stock shall be entitled to one vote.”

2. Thereafter, pursuant to a resolution of the Board, a special meeting of the stockholders of the Corporation was duly called and held upon notice in accordance with Section 222 of the DGCL at which meeting the necessary number of shares as required by statute were voted in favor of the foregoing amendment.

3. The foregoing amendment has been duly adopted in accordance with the provisions of Section 242 of the DGCL by the vote of a majority of outstanding stock of the Corporation entitled to vote thereon.

4. This Certificate of Amendment of the Certificate of Incorporation shall be effective upon its filing with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, I have signed this Certificate this             day of                     , 2018.

Nancy S. Lurker President and Chief Executive Officer

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on June 22, 2018.

Vote by Internet • Go to www.envisionreports.com/EYPT • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website
Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals — The Board of Directors recommends a vote FOR proposals 1 – 2.

		For	Against	Abstain	+

1.	To approve, for purposes of Nasdaq Listing Rule 5635, the issuance of a maximum of 27,250,000 units (the “Units”), with each Unit consisting of (i) one share of the Company’s common stock, par value US$0.001 per share (the “Common Stock”) and (ii) one warrant to purchase one share of Common Stock, pursuant to that certain Second Securities Purchase Agreement, dated as of March 28, 2018, by and among the Company and certain accredited investors.	☐	☐	☐

		For	Against	Abstain

2.	To approve an amendment to the Company’s Certificate of Incorporation, as amended, to increase the number of authorized shares of Common Stock from 120,000,000 shares to 150,000,000 shares.	☐	☐	☐

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to be Held on June 22, 2018: The proxy statement is available at www.edocumentview.com/EYPT for street holders and www.envisionreports.com/EYPT for registered holders.

02UEFA

2018 Special Meeting Admission Ticket

2018 Special Meeting of

EyePoint Pharmaceuticals, Inc. Stockholders

Friday, June 22, 2018, 10 a.m. (EDT)

480 Pleasant Street,

Watertown, Massachusetts 02472

Upon arrival, please present this admission ticket

and photo identification at the registration desk.

You may obtain directions to the Special Meeting

by calling our office at (617) 972-6235 or

e-mailing our office at afandel@eyepointpharma.com

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to be Held on June 22, 2018: The proxy statement is available at www.edocumentview.com/EYPT for street holders and www.envisionreports.com/EYPT for registered holders.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — EyePoint Pharmaceuticals, Inc.	+

Notice of 2018 Special Meeting of Stockholders

Proxy Solicited by the Board of Directors for the Special Meeting of Stockholders — June 22, 2018

The undersigned hereby appoints Nancy S. Lurker and Leonard S. Ross, and each of them, each with the full power of substitution, as proxies to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Stockholders of EyePoint Pharmaceuticals, Inc. to be held on Friday, June 22, 2018 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted in the manner directed by the stockholder. If no such directions are indicated, each of the Proxies will have authority to vote FOR proposals 1 and 2.

In his or her discretion, each of the Proxies is authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)

B	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Special Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

⬛	IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.	+